UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2010
Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33734	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4939 Directors Place San Diego, California	92121
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 652-6500
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On May 25, 2010, Ardea Biosciences, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders. Two proposals were voted on at the meeting: (1) the election of each of Felix J. Baker, Ph.D., Henry J. Fuchs, M.D., Craig A. Johnson, John W. Poyhonen, Barry D. Quart, Pharm.D., Jack S. Remington, M.D. and Kevin C. Tang as directors to serve until the 2011 Annual Meeting of Stockholders; and (2) the ratification of the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the year ending December 31, 2010.
     Only stockholders of record as of the close of business on April 8, 2010 were entitled to vote at the 2010 Annual Meeting. As of April 8, 2010, 18,650,287 shares of common stock of the Company were outstanding and entitled to vote at the 2010 Annual Meeting. At the 2010 Annual Meeting, 17,619,999 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.
     At the 2010 Annual Meeting, both of the proposals were approved by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.
Election of Seven Directors to Serve until the 2011 Annual Meeting:

Name of Director
Nominees	For	Withheld	Broker Non-Votes
Felix J. Baker, Ph.D.	16,512,435	5,888	1,101,676
Henry J. Fuchs, M.D.	15,827,940	690,383	1,101,676
Craig A. Johnson	16,483,807	34,516	1,101,676
John W. Poyhonen	16,512,655	5,668	1,101,676
Barry D. Quart, Pharm.D.	16,510,072	8,251	1,101,676
Jack S. Remington, M.D.	16,501,615	16,708	1,101,676
Kevin C. Tang	16,476,609	41,714	1,101,676
Ratification of the appointment of Stonefield Josephson, Inc. as the Company’s Independent Registered Public Accounting Firm for the Year Ended December 31, 2010:

For	Against	Abstain	Broker Non-Votes
17,615,719	4,279	1	0

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEA BIOSCIENCES, INC.
Date: May 27, 2010	/s/ CHRISTIAN WAAGE
Christian Waage
General Counsel